IRET Announces 1-for-10 Reverse Stock Split and
Plan for Transition to Calendar Year-end
MINNEAPOLIS, MN, December 17, 2018 – IRET (NYSE: IRET) announced today that its Board of Trustees approved a 1-for-10 reverse stock split of its outstanding shares of common stock and units. The reverse stock split is scheduled to take effect after the market closes on December 27, 2018 (the “Effective Time”). IRET’s common shares are expected to begin trading on a split-adjusted basis on December 28, 2018. At the Effective Time, every ten (10) issued and outstanding shares of common stock of IRET will be converted into one (1) common share of IRET. Trading in the common stock will continue on the NYSE under the symbol “IRET,” but the security will be assigned a new CUSIP number.
No fractional shares will be issued in connection with the reverse stock split. Instead, each shareholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the basis of the closing price of IRET common stock on the NYSE on December 27, 2018. The reverse stock split will apply to all of IRET’s outstanding shares of common stock as of the Effective Time. The previously announced distribution of $0.07 per common share for the third quarter of fiscal year 2019, payable on January 15, 2019, to common shareholders and unitholders of record at the close of business on January 2, 2019, will be adjusted to $0.70 per common share to account for the reverse stock split. Shareholders of record will be receiving information from American Stock Transfer & Trust Company, IRET’s transfer agent, regarding their share ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Shareholders who hold their shares in brokerage accounts or “street name” are not required to take any action in connection with the reverse stock split.
Pursuant to the previous announcement on September 20, 2018, IRET’s Board of Trustees approved a change in its fiscal year-end from April 30 to December 31. IRET will file a transition report on Form 10-K for the period ended December 31, 2018, in accordance with SEC rules and regulations. All subsequent fiscal years for IRET will be from January 1 to December 31, beginning in 2019.
“We continue to execute on our plan as indicated by the 8.7% same-store NOI growth we reported last week for the fiscal quarter ended October 31, 2018,” said Mark O. Decker, Jr., IRET’s President and CEO. “We also continue to make other changes, such as the 1-for-10 reverse stock split announced today and the previously announced change to a calendar year-end. These changes make IRET more consistent with our multifamily peers and, we believe, a more attractive investment for current and prospective shareholders. These changes are all consistent with our focus on becoming the premier provider of apartment homes in our markets.”
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. IRET owns interests in 87 communities consisting of 13,702 apartment homes. IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: “IRET” and “IRET PRC,” respectively). IRET's press releases and supplemental information are available on its website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
Forward-Looking Statements
Certain statements in this press release are based on our current expectations and assumptions and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future.  Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and variations of those words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements.  Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance our expectations will be achieved.  Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements.  As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance.  Such risks and uncertainties are detailed from time to time in our filings with the SEC, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, in subsequent quarterly reports on Form 10-Q, and in other public reports.  We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Contact Information
Jonathan Bishop
Vice President – Investments
Phone: 701-837-7104
E-mail: IR@iret.com